EXHIBIT 99.1

MedAssets Reports Third Quarter and Nine-Month 2015 Financial Results

ATLANTA, Nov. 2, 2015 (GLOBE NEWSWIRE) -- MedAssets, Inc. (NASDAQ:MDAS) today announced results for its third quarter and nine-month period ended September 30, 2015, which are summarized below.

Three-Month Period

(In millions, except per share)	3Q'15	3Q'14	% Change
Net Revenue:
Spend and Clinical Resource Mgmt. (SCM)	$117.2	$105.8	10.8%
Revenue Cycle Management (RCM)	72.7	69.9	4.0
Total Net Revenue	190.0	175.7	8.1
Net (loss) income	(2.2)	7.7	nm
Earnings (loss) per share (EPS) - diluted [a]	(0.04)	0.13	nm
Non-GAAP adjusted EBITDA	58.8	59.5	(1.2)%
Non-GAAP adjusted EPS - diluted	$0.32	$0.34	(5.9)
Weighted average shares - diluted	60.9	60.7	0.4%
(a) Given the company's net loss in 3Q'15, loss per share was calculated by using basic weighted average shares of 59.4 million.

Net Revenue

Total net revenue for the third quarter of 2015 increased 8.1% to $190.0 million from $175.7 million for the third quarter of 2014. Excluding the revenue contribution from Sg2 (acquired on September 22, 2014), total net revenue growth was 2.3% on a year-over-year basis. Net revenue in the SCM segment increased 10.8% to $117.2 million from $105.8 million for the third quarter of 2014 due to the contribution from Sg2 and growth in group purchasing net administrative fees. Excluding Sg2, third quarter SCM net revenue increased 1.1% on a year-over-year basis. Net revenue in the RCM segment increased 4.0% to $72.7 million from $69.9 million for the third quarter of 2014 as technology-related revenue (66.1% of RCM segment revenue) increased 1.8% while services-related revenue grew 8.7%.

Non-GAAP Adjusted EBITDA

Total non-GAAP adjusted EBITDA was $58.8 million, or 30.9% of total net revenue, for the third quarter of 2015, a 1.2% decrease from total non-GAAP adjusted EBITDA of $59.5 million, or 33.8% of total net revenue, for the third quarter of 2014.

Net (Loss) Income, (Loss) Earnings Per Share (EPS) and Non-GAAP Adjusted EPS

Net loss for the third quarter of 2015 was $(2.2) million, or a loss of $(0.04) per share, compared with net income of $7.7 million, or $0.13 per share, for the third quarter of 2014. The net loss in the third quarter of 2015 was due to $5.0 million of restructuring charges related to the company's expense reduction program announced in late September 2015 and $10.3 million of non-cash capitalized software impairments related to certain Revenue Cycle Management products, which is described in more detail below.

Non-GAAP adjusted EPS (defined as EPS excluding non-cash acquisition-related intangible amortization and depreciation, non-cash share-based compensation, non-cash asset impairment, certain restructuring, acquisition and integration-related expenses and non-recurring items on a tax-adjusted basis) was $0.32 per share for the third quarter of 2015, compared with non-GAAP adjusted EPS of $0.34 per share for the third quarter of 2014.

"Since February, our executive leadership team has been developing and implementing a business transformation and value creation plan. We have been making substantial progress, with our third quarter 2015 financial results coming in near or above the high end of our previous guidance for the quarter on all measures. This performance is a testament to our employees' commitment, dedication and hard work to executing our plan," said R. Halsey Wise, chairman and chief executive officer, MedAssets.

Nine-Month Period

(In millions, except per share)	9 mos. '15	9 mos. '14	% Change
Net Revenue:
Spend and Clinical Resource Mgmt. (SCM)	$356.6	$320.3	11.3%
Revenue Cycle Management (RCM)	209.4	201.7	3.8
Total Net Revenue	566.0	522.0	8.4
Net income	7.4	22.0	(66.2)
Earnings per share (EPS) - diluted	0.12	0.36	(66.7)
Non-GAAP adjusted EBITDA	175.3	170.5	2.8
Non-GAAP adjusted EPS - diluted	$0.94	$0.96	(2.1)
Weighted average shares - diluted	60.8	61.3	(0.7)%

Net Revenue

Total net revenue for the nine months ended September 30, 2015 increased 8.4% to $566.0 million from $522.0 million for the first nine months of 2014. Excluding the contribution from Sg2, full-year total net revenue growth was 2.1% when compared with the first nine months of 2014. Net revenue in the SCM segment grew 11.3% to $356.6 million from $320.3 million for the first nine months of 2014. Excluding the contribution from Sg2, year-to-date SCM net revenue growth was 1.1%. Net revenue in the RCM segment increased 3.8% to $209.4 million from $201.7 million for the first nine months of 2014 as technology-related revenue (67.6% of RCM segment revenue) increased 1.9% while services-related revenue increased 8.1%.

Non-GAAP Adjusted EBITDA

For the first nine months of 2015, total non-GAAP adjusted EBITDA was $175.3 million, or 31.0% of total net revenue, a 2.8% increase from total non-GAAP adjusted EBITDA of $170.5 million, or 32.7% of total net revenue, for the same period in 2014.

Net Income and Non-GAAP Adjusted EPS

Net income for the first nine months of 2015 was $7.4 million, or $0.12 per share, compared with net income of $22.0 million, or $0.36 per share, for the first nine months of 2014. The year-over-year decrease was due to restructuring charges related to an expense reduction program and non-cash capitalized software impairments described in more detail below. Non-GAAP adjusted EPS was $0.94 per share for the first nine months of 2015, compared with $0.96 per share for the first nine months of 2014.

Cash Flow and Capital Resources

Cash provided by operating activities in the first nine months of 2015 was $143.6 million, up 49.5% from $96.1 million for the first nine months of 2014. Non-GAAP free cash flow (defined as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs) increased 92.7% to $107.3 million from $55.7 million for the first nine months of 2014 due to improvements in working capital during 2015.

During the quarter, the company repurchased a total of 792,148 shares of common stock for $16.4 million or an average price of $20.72 per share. Year-to-date, the company repurchased 1,207,384 shares of common stock for $25.0 million or an average price of $20.71 per share. The company also reduced its bank debt by $43.2 million in the quarter, and its balance sheet at September 30, 2015 included $789.1 million in total bank and bond debt, net of cash and cash equivalents. Total net debt equates to a leverage ratio of approximately 3.3 times non-GAAP adjusted EBITDA for the trailing twelve-month period.

Non-GAAP Contracted Revenue

Non-GAAP contracted revenue is the company's estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. At September 30, 2015, the company's non-GAAP contracted revenue estimate was $679.6 million (SCM segment - $419.0 million; RCM segment - $260.6 million), a year-over-year increase of 2.8%.

Expense Reduction Program and Impairment Charge

As previously disclosed, the company implemented an expense reduction program on September 28, 2015, to align its cost structure with expected future net revenue, while maintaining the highest level of customer service, support and satisfaction. The cost reduction program includes a reduction of approximately 5% of the company's workforce by year-end 2015, the elimination of certain open full-time positions, and the reduction of other non-employee expenses including professional services and vendor fees in human resource, information technology, legal, and marketing service areas. The company incurred pre-tax restructuring charges of $5.0 million in the third quarter ended September 30, 2015 primarily related to one-time termination benefits. The company also announced it will eliminate certain Revenue Cycle Management products that resulted in an aggregate asset impairment charge of $10.3 million in the third quarter of 2015.

Financial Guidance and Conference Call

Given today's announcement regarding the company's agreement to be acquired by Pamplona Capital Management, MedAssets no longer plans to provide financial guidance and will not host a conference call to discuss financial results.

About MedAssets

MedAssets (NASDAQ:MDAS) is a healthcare performance improvement company that combines strategic market insight with rapid operational execution to help providers sustainably serve the needs of their communities. More than 4,500 hospitals and 123,000 non-acute healthcare providers rely on our solutions to reduce the total cost of care, enhance operational efficiency, align clinical delivery, and improve revenue performance across the System of CARE. For more information, please visit www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the company and its management team with respect to the company's future business operations that include, but are not limited to: 2015 financial guidance, revenue growth and other financial projections and forecasts. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the company's Risk Factor disclosures in its Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	% Change	2015	2014	% Change
Revenue:
Administrative fees, net	$ 71,987	$ 70,788	1.7%	$ 219,471	$ 217,125	1.1%
Other service fees	117,981	104,917	12.5%	346,502	304,862	13.7%

Total net revenue	189,968	175,705	8.1%	565,973	521,987	8.4%

Operating expenses:
Cost of revenue (inclusive of certain depreciation expense)	48,003	42,439	13.1%	138,060	120,231	14.8%
Product development expenses	8,198	8,106	1.1%	24,049	22,145	8.6%
Selling and marketing expenses	17,120	14,273	19.9%	60,480	50,187	20.5%
General and administrative expenses	64,363	57,579	11.8%	188,247	175,911	7.0%
Restructuring, acquisition and integration-related expenses	5,027	3,010	67.0%	10,022	4,707	112.9%
Depreciation	13,691	11,845	15.6%	40,589	35,247	15.2%
Amortization of intangibles	14,829	13,936	6.4%	44,816	41,989	6.7%
Impairment of property and equipment	10,309	--	nm	10,309	--	nm

Total operating expenses	181,540	151,188	20.1%	516,572	450,417	14.7%

Operating income	8,428	24,517	-65.6%	49,401	71,570	-31.0%
Other income (expense):
Interest expense	(11,556)	(11,338)	1.9%	(35,235)	(33,625)	4.8%
Other (expense) income	(103)	273	-137.7%	(151)	362	-141.7%

(Loss) income before income taxes	(3,231)	13,452	-124.0%	14,015	38,307	-63.4%
Income tax (benefit) expense	(995)	5,712	-117.4%	6,584	16,293	-59.6%

Net (loss) income	(2,236)	7,740	-128.9%	7,431	22,014	-66.2%

Basic net (loss) income per share	(0.04)	0.13	-130.8%	0.12	0.37	-67.6%

Diluted net (loss) income per share	$ (0.04)	$ 0.13	-130.8%	$ 0.12	$ 0.36	-66.7%

Weighted average shares — basic	59,437	59,401	0.1%	59,678	59,917	-0.4%
Weighted average shares — diluted	59,437	60,662	-2.0%	60,822	61,269	-0.7%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
In 000s, except share and per share amounts	2015	2014

ASSETS
Current assets
Cash and cash equivalents	$ --	$ 12,100
Accounts receivable, net of allowances of $2,558 and $2,641 as of September 30, 2015 and December 31, 2014, respectively	120,005	127,741
Deferred tax asset, current	5,683	5,782
Prepaid expenses and other current assets	25,138	30,557

Total current assets	150,826	176,180

Property and equipment, net	154,092	170,318
Other long term assets
Goodwill	1,058,414	1,058,414
Intangible assets, net	231,591	276,407
Other	31,851	37,477
Other long term assets	1,321,856	1,372,298

Total assets	$ 1,626,774	$ 1,718,796

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 19,014	$ 26,910
Accrued revenue share obligation and rebates	93,769	91,864
Accrued payroll and benefits	42,013	32,784
Other accrued expenses	23,521	9,040
Current portion of deferred revenue	70,241	76,034
Current portion of notes payable	26,438	29,583
Current portion of finance obligation	315	294

Total current liabilities	275,311	266,509

Notes payable, less current portion	437,667	526,417
Bonds payable	325,000	325,000
Finance obligation, less current portion	8,236	8,475
Deferred revenue, less current portion	16,740	15,418
Deferred tax liability	107,403	116,607
Other long term liabilities	13,731	13,883

Total liabilities	1,184,088	1,272,309

Commitments and contingencies

Stockholders' equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 62,872,000 and 59,266,000 shares issued and outstanding as of September 30, 2015 and 62,598,000 and 60,199,000 shares issued and outstanding as of December 31, 2014, respectively	593	602
Additional paid in capital	683,012	694,235
Accumulated deficit	(240,919)	(248,350)

Total stockholders' equity	442,686	446,487

Total liabilities and stockholders' equity	$ 1,626,774	$ 1,718,796

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
In 000s	September 30,	September 30,
	2015	2014

Operating activities:
Net income	$ 7,431	$ 22,014

Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Bad debt expense	--	100
Impairment of property and equipment	10,309	--
Depreciation	43,557	37,413
Amortization of intangibles	44,816	41,989
Loss on sale of assets	346	24
Noncash stock compensation expense	16,721	14,703
Excess tax benefit from exercise of equity awards	(543)	(1,788)
Amortization of debt issuance costs	2,916	2,829
Noncash interest expense, net	289	309
Deferred income tax benefit	(9,208)	(6,883)

Changes in assets and liabilities	26,974	(14,658)

Cash provided by operating activities	143,608	96,052

Investing activities:
Purchases of property, equipment and software	(6,255)	(9,820)
Capitalized software development costs	(30,069)	(30,568)
Acquisitions, net of cash acquired	--	(138,233)

Cash used in investing activities	(36,324)	(178,621)

Financing activities:
Borrowings from revolving credit facility	--	216,080
Repayment of notes payable	(24,896)	(21,625)
Repayment of revolving credit facility	(67,000)	(59,080)
Repayment of finance obligation	(507)	(507)
Debt issuance costs	--	(569)
Excess tax benefit from exercise of equity awards	543	1,788
Issuance of common stock, net	1,389	3,378
Purchase of treasury shares, including shares surrendered for tax withholdings	(28,913)	(45,793)

Cash (used in) provided by financing activities	(119,384)	93,672

Net (decrease) increase in cash and cash equivalents	(12,100)	11,103
Cash and cash equivalents, beginning of period	12,100	2,790

Cash and cash equivalents, end of period	$ --	$ 13,893

SUPPLEMENTAL SEGMENT REPORTING WITH SELECTED NON-GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended September 30,
	2015		2014		% Change
Net revenue
Spend and Clinical Resource Management (SCM)	$ 117,232		$105,799		10.8%
Revenue Cycle Management (RCM)	72,736		69,906		4.0%
Total net revenue	$ 189,968		$175,705		8.1%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$ 43,227	36.9%	$ 47,983	45.4%	-9.9%
RCM	22,712	31.2%	17,914	25.6%	26.8%
Corporate	(7,162)		(6,429)		11.4%
Total non-GAAP Adjusted EBITDA	$ 58,777	30.9%	$ 59,468	33.8%	-1.2%

In 000s	Nine Months Ended September 30,
	2015		2014		% Change
Net revenue
Spend and Clinical Resource Management (SCM)	$ 356,578		$320,323		11.3%
Revenue Cycle Management (RCM)	209,395		201,664		3.8%
Total net revenue	$ 565,973		$521,987		8.4%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$ 134,693	37.8%	$140,233	43.8%	-4.0%
RCM	62,093	29.7%	50,928	25.3%	21.9%
Corporate	(21,499)		(20,652)		4.1%
Total non-GAAP Adjusted EBITDA	$ 175,287	31.0%	$170,509	32.7%	2.8%

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES
(UNAUDITED)

In Millions	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2015	2015	2015	2014	2014

Revenue Cycle Technology (RCT)	$ 180.5	$ 180.0	$ 178.3	$ 177.4	$ 177.5
Revenue Cycle Services (RCS)	80.1	79.3	71.8	61.0	58.4
RCM segment Total	260.6	259.3	250.1	238.4	235.9
SCM segment	419.0	431.5	446.5	423.5	425.3
Total	$ 679.6	$ 690.8	$ 696.6	$ 661.9	$ 661.2

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net (loss) income	$ (2,236)	$ 7,740	$ 7,431	$ 22,014

Depreciation	13,691	11,845	40,589	35,247
Depreciation (included in cost of revenue)	1,001	1,094	2,968	2,166
Amortization of intangibles	14,829	13,936	44,816	41,989
Interest expense, net	11,555	11,338	35,232	33,625
Income tax (benefit) expense	(995)	5,712	6,584	16,293

Non-GAAP EBITDA	$ 37,845	$ 51,665	$ 137,620	$ 151,334

Impairment of property and equipment	10,309	--	10,309	--
Share-based compensation	5,590	4,809	16,721	14,703
Rental income from capitalized building lease	(110)	(110)	(329)	(329)
Purchase accounting adjustments	116	94	944	94
Restructuring, acquisition and integration-related expenses	5,027	3,010	10,022	4,707

Non-GAAP Adjusted EBITDA	$ 58,777	$ 59,468	$ 175,287	$ 170,509

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net (loss) income	$ (2,236)	$ 7,740	$ 7,431	$ 22,014

Pre-tax non-cash, acquisition-related intangible amortization	14,829	13,936	44,816	41,989
Pre-tax non-cash, share-based compensation	5,590	4,809	16,721	14,703
Pre-tax restructuring, acquisition and integration-related expenses	5,027	3,010	10,022	4,707
Pre-tax non-cash, purchase accounting adjustment	116	94	944	94
Pre-tax non-cash, impairment of property and equipment	10,309	--	10,309	--
Tax effect on pre-tax adjustments [b]	(14,348)	(8,739)	(33,124)	(24,596)

Non-GAAP adjusted net income	$ 19,287	$ 20,850	$ 57,119	$ 58,911

Income Per Share (EPS) - diluted	$ (0.04)	$ 0.13	$ 0.12	$ 0.36

Pre-tax non-cash, acquisition-related intangible amortization	0.25	0.23	0.74	0.69
Pre-tax non-cash, share-based compensation	0.09	0.07	0.27	0.23
Pre-tax restructuring, acquisition and integration-related expenses	0.08	0.05	0.16	0.08
Pre-tax non-cash, purchase accounting adjustment	--	--	0.02	--
Pre-tax non-cash, impairment of property and equipment	0.17	--	0.17	--
Tax effect on pre-tax adjustments [b]	(0.23)	(0.14)	(0.54)	(0.40)

Non-GAAP adjusted EPS - diluted	$ 0.32	$ 0.34	$ 0.94	$ 0.96

Weighted average shares - diluted (in 000s) [c]	60,884	60,662	60,822	61,269

(b) The Company used a tax rate of 40.0% for the three and nine months ended September 30, 2015 and 2014 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.
(c) Given the Company's net loss for the three months ended September 30, 2015, GAAP diluted net loss per share is the same as basic net loss per share. However, the Company uses weighted average shares, diluted in its calculation of non-GAAP adjusted EPS.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)

In 000s	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Amount of share-based compensation included in:
Cost of revenue	$ 1,565	$ 1,476	$ 4,715	$ 4,505
Product development expense	271	252	1,044	887
Selling & marketing expense	965	710	2,872	2,082
General & administrative expense	2,789	2,371	8,090	7,229

Total	$ 5,590	$ 4,809	$ 16,721	$ 14,703

SUPPLEMENTAL REPORTING OF FREE CASH FLOW
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Nine Months Ended
	September 30,
	2015	2014		% Change

Cash provided by operating activities	$ 143,608	$ 96,052		49.5%
Purchases of property, equipment and software	(6,255)	(9,820)		-36.3%
Capitalized software development costs	(30,069)	(30,568)		-1.6%

Non-GAAP free cash flow	$ 107,284	$ 55,664		92.7%

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures
In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue.
These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company's GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.
The Company defines EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company's operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense, impairments, and certain restructuring, acquisition and integration-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.
The Company defines adjusted net income as earnings excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense, certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis, purchase accounting adjustments on a tax-adjusted basis, and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization, depreciation and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Use of this measure for this purpose allows management and the board of directors to analyze the Company's operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management's incentive based compensation has historically been based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.
The Company defines free cash flow as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs. Management believes free cash flow is an important measure because it represents the cash that the Company is able to generate after spending capital on infrastructure to maintain its business and investing in new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to pursue opportunities that are intended to enhance shareholder value, which could include debt reduction, share repurchases, partnerships, alliances and acquisitions, and/or dividend payments. The Company's definition of free cash flow does not consider non-discretionary cash payments, such as debt.
Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company's current estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.
CONTACT: Robert Borchert
         678.248.8194
         rborchert@medassets.com